UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): August 17, 2010

Value Line, Inc.
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	0-11306 (Commission File Number)	13-3139843 (I.R.S Employer Identification No.)

220 East 42nd Street
New York, New York
(Address of Principal Executive Offices)
10017
(Zip Code)

(212) 907-1500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On August 17, 2010, the annual meeting of the shareholders of Value Line was held to consider a proposal to elect the following nominees as members of the Board. Final votes have been tabulated and reported by Bank of New York Mellon, the Company’s transfer agent.

	Votes For	Withheld
Howard A. Brecher	9,228,460	322,359
Mitchell E. Appel	9,198,016	352,803
Stephen R. Anastasio	9,202,726	348,093
Thomas T. Sarkany	9,202,526	348,293
William Reed Alfred Fiore Stephen Davis	9,473,208 9,473,244 9,473,233	77,611 77,575 77,586

Item 8.01.  Other Events.

On July 23, 2010 Value Line, Inc. (“Value Line” or the “Company”) announced a proposed restructuring of its asset management business. This report on Form 8-K repeats in large measure and supplements the Company’s Form 8-K previously filed on July 23, 2010.

 On July 20, 2010 the Board of Directors of Value Line (the “Board”) approved a transaction involving its wholly owned subsidiaries EULAV Asset Management, LLC (“EULAV”), the investment adviser to the Value Line Mutual Funds (the “Value Line Funds”) and certain separate accounts, and EULAV Securities, Inc. (“ESI”), the distributor of the Value Line Funds. If the transaction is completed, Value Line will contribute all of the outstanding stock of ESI to EULAV, EULAV will be converted to a Delaware statutory trust named EULAV Asset Management (“EAM”), Value Line will restructure its ownership of EAM so that it has no voting authority with respect to the election or removal of the trustees of EAM and retains only interests in the revenues and residual profits of EAM and EAM will grant the remaining residual profits interests to five individuals selected by the independent directors of Value Line.

Upon completion of the transaction, the business and affairs of EAM will be managed by five individuals and a non-voting Delaware resident who are trustees (collectively the “Trustees”) and by its officers to the extent authorized by the Trustees. The Trustees will be elected by the five shareholders, each of which will own voting profits interests in EAM having a 20% vote in the election of Trustees. Value Line will hold non-voting interests that entitle Value Line to receive a range of 41% to 55% of EAM’s revenues (excluding distribution revenues) from EAM’s mutual fund and separate account business. In addition, Value Line will receive 50% of the residual profits of EAM (subject to temporary increase in certain limited circumstances). The Voting Profits Interests shareholders will receive the other 50% of residual profits of EAM (subject to temporary decrease in certain limited circumstances). EAM will elect to be taxed as a pass-through entity similar to a partnership. In a disposition by EAM of its business, the first $56.1 million of net proceeds (subject to upward adjustment in certain circumstances) would be distributed in accordance with Capital Accounts. The next $56.1 million would be distributed 80% to the Holders of the Non-Voting Profits Interests (initially the Company) and 20% to the Holders of the Voting-Profits Interests. Any net proceeds amounts in excess of those levels would be distributed 55% to the Holders of the Non-Voting Profits Interests and 45% to the Holders of the Voting-Profits Interests.

 The transaction is subject to approval of new investment advisory agreements with the Value Line Mutual Funds by the shareholders of the Value Line Mutual Funds which agreements will not differ in substance from the current investment advisory agreements and to entry into the Trust Agreement.  EAM will be authorized subject to certain conditions to use the Value Line name for the existing 14 funds.

Mitchell Appel, president of ESI and EULAV as well as of each of the Value Line Funds, and Chief Financial Officer and a director of Value Line, will be one of the Voting Profits Interests shareholders and the first Chief Executive Officer of EAM. He will resign his positions with Value Line upon closing of the transaction.

In the course of considering and approving the restructuring described above, the Board of Directors of the Company including its independent directors worked closely with independent financial advisors and legal counsel selected by the independent directors.

The Board reviewed a range of options in relation to the requirement that Mrs. Jean Buttner disassociate from the Company’s regulated asset management business by November 4, 2010, including sale of the asset management business, spin-off of the asset management business and transfer of such business to a blind trust. In order to assist the Board in its considerations, the Board’s financial advisors solicited interest from 29 organizations, received indications of interest from 9 organizations, and received preliminary proposals from 4 organizations. In the Board’s judgment none of the proposals had likely economic value to the Company equivalent to the likely economic value of the restructuring proposal chosen. The Board also concluded that a spin-off to shareholders, with the Company receiving only non-voting securities, would produce inferior economic value to the Company and its shareholders due to the high costs of operating a small public company. Further, acquisition by any person of more than 25% of the voting shares of the spun off asset management company could in certain circumstances trigger a change in control requiring costly new Mutual Fund board and shareholder approvals. The Board was also concerned about a transfer to a blind trust because among other reasons, each change in trustee would also require costly new approvals by the Board of the Value Line Mutual Funds and the fund shareholders.

The proposed restructuring and its terms were approved by the Board (with Messrs. Appel and Sarkany abstaining), as being in the best interest of the Company and its shareholders. The new Investment Advisory Agreements with the Value Line mutual funds that are necessary for the restructuring transaction to proceed were approved by the directors of the mutual funds, who were not asked to and did not approve the restructuring or its terms.

One of the proposed trustees and non-controlling shareholders of the asset management business originally selected by the independent directors from among more than a half-dozen interviewed candidates, David Etkind, has determined that he does not wish to serve as a trustee or a shareholder in EAM. The independent directors of the Company will promptly seek a replacement.

One of the organizations that made an inferior proposal to the Company has apparently been communicating with the media in violation of its confidentiality obligations. The Company will pursue appropriate remedies against this organization if its violations contribute to any harm to the Company and its shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUE LINE, INC.

_________________________
(Registrant)

	By	/s/ Howard A. Brecher
-----------------------------------------------
Howard A. Brecher
Acting Chairman & Acting Chief Executive Officer
Date: August 30, 2010